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                                                                   EXHIBIT 99.14



If nominated or otherwise chosen to be a director of the Company, I hereby consent to being named in the Company's Registration Statement on Form S-1 as an individual who has agreed to serve in such capacity. If chosen to become an officer of the Company, I hereby consent to act as such.





                                   Signature  /s/ David B. Hammond
                                             --------------------------------


Dated:  March 20, 1998